UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 6, 2009

DIME COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27782	11-3297463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Havemeyer Street, Brooklyn, New York   11211
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:                                                                                                           (718) 782-6200

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01       Changes in Registrant’s Certifying Accountant.

On August 6, 2009, Dime Community Bancshares, Inc. (the "Company") informed Deloitte & Touche LLP (“Deloitte”) that Deloitte will be dismissed as the Company’s independent registered public accounting firm effective August 11, 2009.  The decision to dismiss Deloitte was approved by the Company’s Audit Committee of the Board of Directors.

The audit reports of Deloitte on the consolidated financial statements of the Company and Deloitte’s opinions on the effectiveness of the Company’s internal control over financial reporting as of and for the years ended December 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two years ended December 31, 2008, and the subsequent interim periods, there were no (a) disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter thereof in their reports for such years, or (b) reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Deloitte with a copy of the foregoing disclosures and requested that Deloitte furnish a letter addressed to the Securities and Exchange Commission indicating whether or not it agrees with such disclosures. A copy of Deloitte’s letter in response dated August 11, 2009 is attached hereto as exhibit 16.1.

Item 9.01.   Financial Statements and Exhibits.

                  (d)            Exhibits

  Exhibit No.                                Description

16.1                                                      Deloitte letter to the Securities and Exchange Commission dated August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

    /s/ KENNETH J. MAHON
By:  ___________________________________________
Kenneth J. Mahon
First Executive Vice President and Chief Financial Officer

Dated: August 11, 2009